                                                               EXHIBIT 10.22.2

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made as of the 15th day of July, 1998 by and between RUSSELL GOLDSMITH ("Goldsmith"), on the one hand, and CITY NATIONAL BANK, a National Bank ("CNB") and CITY NATIONAL CORPORATION ("Parent Corporation"), on the other hand.

     1. EMPLOYMENT. CNB and Parent Corporation (collectively the "Employer") hereby employ Goldsmith, and Goldsmith hereby accepts employment, under the terms and conditions hereafter set forth. The Employment Agreement dated as of the 16th of October, 1995 by and between Goldsmith, CNB and Parent Corporation, as amended, is terminated effective upon the execution and delivery of this Employment Agreement.

     2. DUTIES. Goldsmith shall be employed as the Chairman of the Board of Directors and Chief Executive Officer of CNB and Vice-Chairman of the Board of Directors and Chief Executive Officer of the Parent Corporation and his powers and duties shall be consistent with such offices and positions. As Chief Executive Officer of Employer, Goldsmith shall supervise, control and be responsible for all aspects of the business and affairs of Employer and their subsidiaries.

     3. PLACE OF SERVICE. Substantially all of Goldsmith's duties shall be performed in Los Angeles and Beverly Hills, California and unless mutually agreed upon by Goldsmith and Employer, Goldsmith shall be headquartered in Beverly Hills, California.

     4. TERM. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall commence on July 15, 1998 (the "Start Date") and shall terminate four (4) years thereafter.

     5. ANNUAL BASE COMPENSATION. Employer shall pay Goldsmith as annual base compensation (the "Annual Base Compensation"), payable in equal semimonthly payments, the sum of Six Hundred Seventy Five Thousand Dollars ($675,000) during the first year of the term hereof. On each July 15 during the term hereof, the then Annual Base Compensation shall be increased by the lesser of (i) that percentage equal to five percent (5%) plus the percentage increase (but not decrease) in the Consumer Price Index for all Urban Consumers for Los Angeles and Riverside-Orange Counties (or if no longer being published, a comparable index) between the month of May of the prior year and the month of May immediately preceding the July 15 date and
(ii) ten percent (10%).

     6. BONUS COMPENSATION. Goldsmith shall participate in CNB's Executive Management Bonus Plan and any other cash bonus or incentive compensation plan of Employer established for corporate executive officers of Employer, including corporate officers who are members of the Executive Committee and the Strategy and Planning Committee. The amount of annual bonus or incentive compensation (the "Annual Bonus") paid to Goldsmith pursuant to the Executive Management Bonus Plan for any year (including the fiscal year ending December 31, 1998 and the fiscal year during which his employment is terminated) shall not be less than one hundred twenty five percent (125%) of his Annual Base Compensation as of December 31 of the year for which the bonus is being paid if plan goals for the year are achieved, scaled up ratably to two hundred percent (200%) if one hundred thirty percent (130%) of plan goals are achieved and scaled down ratably to thirty five percent (35%) if eighty five percent (85%) of plan goals are achieved. In determining the Annual Bonus payable to Goldsmith for any year in which he was not employed by Employer for the entire year, the Annual Bonus for the portion of such fiscal year preceding the termination of his employment shall be an amount equal to (i) the amount which the Annual Bonus would have been had the plan goals achieved through the month ending immediately following the date of termination of his employment been the plan goals for the entire fiscal year, the fiscal year had ended at the end of such month and Goldsmith's Annual Base Compensation had been the Annual Base Compensation payable to him as of the following December 31 had his employment continued through the following December 31, (ii) multiplied by a fraction, the numerator of which is the number of months in the fiscal year through the end of the month immediately following the date of termination of Goldsmith's employment and the denominator of which is 12. Unless Goldsmith elects to defer receipt thereof, each Annual Bonus shall be paid no later than the end of the third month of the fiscal year following the fiscal year for which the bonus is being paid; provided, however, that if the employment of Goldsmith is terminated prior to the end of the fiscal year for which the bonus is being paid, the Annual Bonus for the partial year preceding the termination of his employment shall be paid no later than the end of the third month following the termination of his employment and any amounts payable under any subparagraphs of Paragraph 10 as an Annual Bonus applicable to any portion of a fiscal year of less than twelve months shall be paid no later than the end of the third month following the end of the period for which such amount is payable.

     7. Stock Options. Prior to October 16, 1998, Goldsmith will be granted by the Board of Directors of Parent Corporation, non-qualified stock options to purchase an aggregate of three hundred fifty thousand (350,000) shares of Common Stock of Parent Corporation at a purchase price equal to the fair market value of the Common Stock on the date of grant. Said options will be granted pursuant to the provisions of the 1995 Omnibus Plan of Parent Corporation and be represented by an agreement executed by the Parent Corporation. Such options will have a term of ten years and, subject to subparagraphs 10(b), (c), (d) and (e) hereof, will be exercisable as to one hundred sixteen thousand six hundred sixty seven (116,667) shares of Common Stock from and after the date of grant, as to an additional one hundred sixteen thousand six hundred sixty seven (116,667) shares of Common Stock

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from and after one year from the date of grant and in full from and after the second year from the date of grant.

     8. FRINGE BENEFITS AND REIMBURSEMENT OF EXPENSES. Employer shall provide Goldsmith with such medical and other health, dental, accidental life and disability insurance, and he shall be entitled to all employee and fringe benefits and reimbursement of expenses and to participate in all benefit plans (including stock option plans) as are consistent with his position and duties and those previously provided to the Chief Executive Officer of Employer; provided, however, that during the first two years of the term hereof Employer shall not be required to grant any additional employee stock options to Goldsmith.

    9. EXTENT OF SERVICE. Goldsmith shall devote his time, attention and energies to the business of Employer and shall not, during the term of this Agreement, be engaged in any other activity which will materially interfere with the performance of his duties hereunder. Time expended by Goldsmith on philanthropic activities, as a general partner of Sunbar Properties, as a passive investor in real estate ventures and other investments, or in managing the existing properties of Goldsmith Entertainment Corporation shall be deemed not to interfere with the performance of his duties hereunder.

     10.  TERMINATION OF EMPLOYMENT.

          (a) TERMINATION BY EMPLOYER FOR GOOD CAUSE. Employer may terminate the employment of Goldsmith for "good cause" by written notice to Goldsmith. For purposes of this Agreement, "good cause" shall mean only (i) conviction of a crime directly related to his employment hereunder, (ii) conviction of a felony involving moral turpitude, (iii) willful and gross mismanagement of the business and affairs of Employer, or (iv) breach of any material provision of this Agreement. In the event the employment of Goldsmith is terminated pursuant to this subparagraph 10(a), Employer shall have no further liability to Goldsmith other than for compensation accrued through the date of termination but not yet paid.

     In the event Employer contends that it has good cause to terminate Goldsmith pursuant to clause (iii) or (iv) of the second sentence of this subparagraph 10(a), Employer shall provide Goldsmith with written notice specifying in reasonable detail the services or matters which it contends Goldsmith has not been adequately performing, or the material provisions of this Agreement of which Goldsmith is in violation and the acts constituting such violation, why Employer has good cause to terminate this Agreement, and what Goldsmith should do to adequately perform his obligations hereunder. If within thirty (30) days of receipt of the notice Goldsmith performs the required services or modifies his performance to correct the matters complained of, Goldsmith's breach will be deemed cured, and Goldsmith's employment shall not be terminated. However, if the nature of the service not performed by Goldsmith or the matters complained of are such that more than thirty (30) days are reasonably required to perform the required service or to correct the matters complained of, then his breach will be deemed cured if he commences to perform such service or to correct such matters within the thirty (30) day period and thereafter diligently prosecutes such performance or correction to completion. If Goldsmith does not perform the required services or modify his performance to correct the matter complained of within the thirty (30) day period or the extension thereof, Employer shall have the right to terminate this Agreement at the end of the thirty (30) day period or extension thereof. It is understood that Goldsmith's performance hereunder shall not be deemed unsatisfactory solely on the basis of any economic performance of Employer because this performance will depend in part on a variety of factors over which Goldsmith has little control.

          (b) TERMINATION BY EMPLOYER WITHOUT GOOD CAUSE. Employer may terminate the employment of Goldsmith without "good cause" (as defined in subparagraph 10(a) above) at any time during the term hereof by giving written notice to Goldsmith specifying therein the effective date of termination. Upon such notice being given, if not then exercisable in full, the options described in Paragraph 7 hereof shall become exercisable in full. In the event the employment of Goldsmith is terminated pursuant to this subparagraph 10(b) without good cause, Employer shall be obligated to pay to Goldsmith (which shall be in lieu of any other amounts which would be payable to Goldsmith on account of such termination pursuant to any separation pay plan or policy of Employer) (i) the Annual Base Compensation and Annual Bonus he would have been paid had he remained in the employ of the Employer hereunder, and had the term hereof extended, for a period of three years from the effective date of termination, provided that (x) the Annual Bonus for any fiscal year ending after the date of termination (including the fiscal year during which the termination of employment occurs and any portion of a fiscal year for which he is entitled to an Annual Bonus under this subparagraph) shall be computed by multiplying Goldsmith's Annual Base Compensation (in case of an Annual Bonus for a partial year, the amount which the Annual Base Compensation would have been as of the following December 31 had his employment continued through such December 31) by (in lieu of percentages of Annual Compensation set forth in paragraph 6) the highest percentage of Annual Base Compensation previously used in determining any prior Annual Bonus paid or payable to Goldsmith, (y) the Annual Bonus applicable to any portion of a fiscal year of less than twelve months shall be an amount determined as provided in the preceding subclause (x) multiplied by a fraction, the numerator of which is the number of months of the fiscal year with respect to which Goldsmith is entitled to the Annual Bonus pursuant to this subparagraph (with each partial month being deemed a whole month) and the denominator of which is 12, and (z) the penultimate sentence of paragraph 6 shall be disregarded and have no force or effect, and (ii) all other employee benefits he would have received hereunder had he remained in the employ of

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the Employer for such three-year period (and, if required, the term hereof would have been appropriately extended), including reimbursement of Goldsmith for all expenses and costs incurred by him during such three-year period in obtaining and maintaining medical and health insurance (through COBRA or otherwise) for him, his spouse and dependents for such three-year period which is equivalent to that provided to him by Employer at the time of termination of his employment. Notwithstanding the foregoing clause (ii) of the immediately preceding sentence, if long-term disability insurance coverage is an employee benefit which Goldsmith would have received had he remained in the employ of Employer, Employer's obligation to provide Goldsmith with comparable long-term disability insurance coverage for such three-year period shall be subject to Goldsmith being insurable at the effective date of termination of his employment. Goldsmith shall have no duty to mitigate and during the first eighteen months following the effective date of termination of his employment, Employer shall have no right to offset any other compensation paid to Goldsmith during such time period. Any compensation paid to Goldsmith for services rendered as an employee of a third party during the last eighteen months during which he is entitled to compensation under this subparagraph 10(b) shall reduce (not below zero) the compensation payable to Goldsmith by Employer during such period pursuant to this subparagraph 10(b).

          (c) TERMINATION BY DISABILITY. Employer may terminate the employment of Goldsmith during the term hereof or the term of the Amended Employment Agreement (as hereinafter defined) by written notice to Goldsmith if Goldsmith shall become incapable of fulfilling his obligations hereunder because of injury or physical or mental illness which shall exist or may reasonably be anticipated to exist for a period of twelve (12) consecutive months or for an aggregate of twelve (12) months during any twenty-four (24) month period. In the event the employment of Goldsmith is terminated by Employer pursuant to this subparagraph 10(c) because of injury, physical or mental illness, Employer shall be obligated to pay Goldsmith (or his personal representatives) from and after the termination of his employment the same amounts and provide him with the same benefits for the same periods it would have paid or provided him had his employment been terminated without cause pursuant to subparagraph 10(b) as of the date his employment is terminated pursuant to this subparagraph 10(c). If the employment of Goldsmith is terminated pursuant to this subparagraph 10(c), the options described in Paragraph 7 shall, if not then fully exercisable, upon such termination become exercisable in full.

          (d) TERMINATION BY DEATH. Except for compensation accrued but not paid at the date of death and as provided in this subparagraph 10(d), the death of Goldsmith during the term of this Agreement shall terminate this Agreement and the Amended Employment Agreement (as hereinafter defined). In the event of the death of Goldsmith during the term hereof or the term of the Amended Employment Agreement (as hereinafter defined), Employer shall be obligated to pay to whomever he shall have designated in writing to Employer, or if no designation has been made by him, to Goldsmith's wife, if she is then living, or if she is not then living, to his estate, the same amounts and provide the same benefits Employer would have paid or provided Goldsmith pursuant to subparagraph 10(b) had his employment been terminated without cause on the date of his death. If not then fully exercisable, the options described in Paragraph 7 shall upon Goldsmith's death become exercisable in full.

          (e) CHANGE OF CONTROL. Attached to this Agreement as Annex A is a copy of the Employment Agreement dated as of March 31, 1997 between Parent Corporation and Goldsmith (the "Amended Employment Agreement"). Upon the Effective Date (as defined in the Amended Employment Agreement) during the term of Goldsmith's employment with Employer, the Amended Employment Agreement shall become effective with (notwithstanding the provisions of the Amended Employment Agreement to the contrary) the following modifications:
(i) the "Change of Control Period" as defined in the Amended Employment Agreement shall not terminate prior to the end of the term of this Agreement;
(ii) the term thereof (referred to therein as the "Employment Period") shall be the greater of three years, as provided therein, or the then remaining term of this Agreement: (iii) Paragraphs 3 and 5 and subparagraph 10(g) of this Agreement shall remain in full force and effect: (iv) clause (B) of
Section 4(a)(i) and all of Section 4(b)(i) (except for the last sentence thereof) of the Amended Employment Agreement shall be of no force or effect, all direct or indirect references in the Amended Employment Agreement to Annual Base Salary or base salary (including, without limitation, references to Section 4(b) in clause (ii) of Section 5(c) of the Amended Employment Agreement) shall be deemed to refer to the Annual Base Compensation described and determined and computed in accordance with Paragraph 5 hereof and the reference in clause (iii) of Section 5(c) of the Amended Employment Agreement shall be deemed a reference to Section 3 hereof; and (v) termination of employment on account of the death or disability of Goldsmith as provided in subparagraphs 10(c) and 10(d) hereof, respectively, shall remain in full force and effect and the provisions of the Amended Employment Agreement dealing with termination of employment on account of Goldsmith's death or disability and the effects thereof shall be of no force and effect. In all other respects the terms of the Amended Employment Agreement will thereafter govern the employment of Goldsmith, and subparagraphs 10(a), 10(b), 10(c) and 10(f) hereof shall be of no further force or effect (except to the extent subparagraph 10(b), is incorporated into subparagraph 10(c) and 10(d) for determining amounts payable or benefits to be provided pursuant to subparagraph 10(c) and 10(d)).

          (f) TERMINATION UPON EXPIRATION. At least six (6) months prior to the end of the term hereof, a person designated by the Board of Directors of Parent Corporation shall meet with Goldsmith for purposes of negotiating an extension of the term of this Agreement. If by the ninetieth (90th) day prior to the end

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of the term hereof Employer and Goldsmith have not agreed in writing to an extension of the term hereof or renewal of this Agreement and during such negotiations Employer offered Goldsmith an extension of this Agreement with a term of at least three years and compensation at least equivalent to the eightieth percentile for chief executive officers of Employer's peer group, Goldsmith's employment shall terminate as of the end of the term hereof and Employer shall be obligated to pay and provide Goldsmith with, from and after the expiration of the term hereof, (i) the Annual Base Compensation as in effect under Paragraph 5 of this Agreement immediately prior to the expiration of the term hereof (increased as of the end of the term hereof as if the term of this agreement were extended for twelve months) for a period of twelve (12) months from the end of the term of this Agreement, (ii) the Annual Bonus he would have been paid hereunder if the term of this Agreement was extended for twelve months, provided that (x) the Annual Bonus shall be computed by multiplying Goldsmith's Annual Compensation (in case of an Annual Bonus for a partial year, the amount which the Annual Base Compensation would have been as of the following December 31 had his employment continued through such December 31) by (in lieu of the percentage of Annual Compensation set forth in paragraph 6) the highest percentage of Annual Base Compensation previously used in determining any prior Annual Bonus paid to Goldsmith, (y) the Annual Bonus applicable to any portion of a fiscal year of less than twelve months shall be an amount determined as provided in the preceding subclause (x) multiplied by a fraction, the numerator of which is the number of months of the fiscal year with respect to which Goldsmith is entitled to the Annual Bonus pursuant to this subparagraph (with each partial month being deemed a whole month) and the denominator of which is 12, (z) and the penultimate sentence of paragraph 6 shall be disregarded and have no force or effect, and (iii) all other employee benefits he would have received hereunder if the term of this Agreement and Goldsmith's employment had been extended twelve months, including reimbursement of Goldsmith for all expenses and costs incurred by him during such twelve (12) month period in obtaining and maintaining medical and health insurance (through COBRA or otherwise) for him, his spouse and dependents for such twelve (12) month period which is equivalent to that provided to him by Employer at the time of termination of his employment. If by the ninetieth (90th) day prior to the end of the term hereof Employer and Goldsmith have not agreed in writing to an extension of this Agreement with the term hereof or a renewal of this agreement and during such negotiations the Employer did not offer Goldsmith an extension of the term hereof of at least three years and compensation at least equivalent to the eightieth percentile for chief executive officers of Employee's peer group, Goldsmith's employment shall terminate as of the end of the term hereof and Employer shall pay Goldsmith from and after the expiration of the term hereof, the same amounts and provide him with the same benefits for the same period it would have paid and provided him pursuant to subparagraph 10(b) had his employment been terminated without cause immediately prior to the end of the term hereof. For purposes of this subparagraph 10(f), the "Employer's peer group" shall consist of ten banks comparable to CNB as to size and performance and as agreed to by Employer and Goldsmith and the compensation which shall be employed in determining whether the compensation offered Goldsmith was at least equivalent to the eightieth percentile for chief executive officers of Employer's peer group compensation shall mean the total compensation (all forms of pay disclosed in the proxy statements). If Goldsmith and Employer shall be unable to agree by the ninetieth (90th) day prior to the end of the term hereof as to the identity of the banks constituting the "Employer's peer group", the ten companies constituting Employer's peer group shall be determined by Sibson and Company or any similar firm agreed to by Employer and Goldsmith.

          (g) OFFICE SPACE AND SECRETARIAL SUPPORT. From and after the expiration of the term of this Agreement or the Amended Employment Agreement or if Goldsmith's employment is terminated other than pursuant to subparagraph 10(a) (or section 5(a) of the Amended Employment Agreement if it is then in effect) for cause or other than pursuant to subparagraph 10(d) on account of his death, Employer shall provide Goldsmith (at no cost or expense to Goldsmith) for a period of three years with an office in his current office site or nearby of size, furnishings and other appointments and exclusive personal secretarial support comparable to that provided Goldsmith at any time during the one hundred twenty (120) day period prior to the expiration of the term or termination of his employment.

     11. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained therein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     12. SEPARABILITY CLAUSE. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

     13. BENEFIT. Except as herein and otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties, their personal representatives, heirs, administrators, executors, successors, and permitted assigns.

     14. NOTICES. Any notice, request, or other communication required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to be duly given if delivered in person or mailed by registered or certified United

States mail, postage prepaid, and mailed to the parties at the following addresses:

          EMPLOYER                          RUSSELL GOLDSMITH
          --------                          -----------------
          City National Bank                Mr. Russell Goldsmith
          400 No. Roxbury Drive             400 N. Roxbury Drive
          Beverly Hills, CA 90210           Beverly Hills, CA
          Attn: Richard H. Sheehan, Jr.
                General Counsel                with copy to:

                                            Irwin G. Barnet
                                            Sanders, Barnet, Goldman,
                                            Simons & Mosk
                                            Suite 850
                                            1901 Avenue of the Stars
                                            Los Angeles, CA 90067

     The parties hereto may change the above addresses from time to time by giving notice thereof to each other in conformity with this Paragraph 14.

     15. CONFIDENTIALITY. Goldsmith covenants and agrees with Employer that Goldsmith shall not, during or after the term of this Agreement, disclose to anyone any confidential information concerning the business or operations of Employer which Goldsmith may acquire in the course of or incident to the performance of his duties hereunder, including, without limitation, processes, customer lists, business or trade secrets, or methods or techniques used by Employer in its business or operations.

     16. CONSTRUCTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     17. CAPTIONS. The paragraph headings and captions contained herein are for reference purposes and convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

     18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     19. AMENDMENTS. This Agreement shall not be modified, amended, or in any way altered except by an instrument in writing and signed by both of the parties hereto.

     20. MANDATORY ARBITRATION. At the request of Goldsmith or Employer, any dispute, claim, controversy of any kind (whether in contract or tort, statutory or common law, legal or equitable) now existing or hereafter arising out of, pertaining to or in connection with this Agreement and/or any renewals, extensions, or amendments thereto, shall be resolved through final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles or Beverly Hills, California, and administered by the American Arbitration Association ("AAA") in accordance with the Federal Arbitration Act, 9 U.S.C. SECTION 1, et seq., and the then existing Commercial Arbitration Rules of the AAA. Judgment upon any award rendered by the arbitrator(s) may be entered in any State or Federal courts having jurisdiction thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement of the date first above written at Beverly Hills, California,

                                           CITY NATIONAL BANK



/s/ RUSSELL GOLDSMITH                      By: /s/ RICHARD H. SHEEHAN, JR.
---------------------                      -------------------------------
RUSSELL GOLDSMITH

                                           CITY NATIONAL CORPORATION


                                           By: /s/ RICHARD H. SHEEHAN, JR.
                                           -------------------------------

                                    ANNEX A

                              EMPLOYMENT AGREEMENT


     AGREEMENT by and between City National Corporation, a Delaware corporation (the "Company") and Russell Goldsmith (the "Executive"), dated as of the 31st day of March, 1997.

     The Board of Directors of the Company (the "Board"), has determined that it is in the best interest of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. CERTAIN DEFINITIONS. (a) The "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

     (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the second anniversary of the date hereof; provided, however that commencing on the date one year after the hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

     2. CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of Control" shall mean:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) or the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% of more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section
2, or (v) any acquisition by the Goldsmith family or any trust or partnership for the benefit of any member of the Goldsmith family; or

     (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease or any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company
(a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company of all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
(ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     3. EMPLOYMENT PERIOD. The Company hereby agrees to continue the Executive in its employ, and the executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").

     4.  TERMS OF EMPLOYMENT. (a) POSITION AND DUTIES.
          (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     (b) COMPENSATION. (i) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

          (ii) ANNUAL BONUS. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the Executive's highest bonus under the Company's annual incentive plans for the last three full fiscal years prior to the Effective Date (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year) (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later that the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

          (iii)  INCENTIVE, SAVINGS AND RETIREMENT PLANS.

During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executive of the Company and its affiliated companies, but in no event shall such plans, practice, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

          (iv) WELFARE BENEFIT PLANS. During the employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to the other peer executive of the Company and its affiliated companies.

          (v) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          (vi) FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, and if applicable, automobile allowance and/or use of an automobile and payment of related expenses, in a accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and it's affiliated companies.

          (vii) OFFICE AND SUPPORT STAFF. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          (viii) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

     5.  TERMINATION OF EMPLOYMENT.  (a)  DEATH OR DISABILITY.
The Executive's employment shall terminated automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company of its insurers and acceptable to the Executive or the Executive's legal representative.

        (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

              (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliated (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

              (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

          (c) GOOD REASON. The Executive's employment may be terminated By the Executive for Good Reason. For purpose of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirement), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than in isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section 4(a) (i) (B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

          (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

          (v) any failure by the Company to comply with and satisfy Section 11 (c) of this Agreement.

For purposes of this Section 5 (c), any good faith determination of "Good Reason" made by the Executive shall be conclusive. Anything in the Agreement to the Contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

          (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies that termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

          6. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

          (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

          A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of
(x) the higher of

(i) the Recent Annual Bonus and (ii) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed fiscal year during the Employment Period, if any (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

     B. the amount equal to the product of (1) three and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Highest Annual Bonus; and

     C. an amount equal to the contributions to the Executive's account in the Company's Profit Sharing Plan which the Executive would receive if the Executive's employment continued for three years after the Date of Termination assuming for this purpose that all such contributions are fully vested, and, and assuming that the Company's contribution to the Profit Sharing Plan in each such year is in an amount equal to the greatest amount contributed by the Company in any of the three years ending prior to the Effective Date.

     (ii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4 (b) (iv) of the Agreement if the Executive's employment has not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility.

          (iii) the Company shall, at its sole expense as incurred, provide the Executive with out placement services the scope and provider of which shall be selected by the Executive in his sole discretion; and

          (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this
Section 6 (b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of Executive's death with respect to other peer executive of the Company and its affiliated companies and their beneficiaries.

          (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this
Section 6(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

          (d) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination,
(y) the amount of any compensation previously deferred by the Executive, and
(z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to
Section 12 (f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

          8. FULL SETTLEMENT. The Company's obligation to make the payment provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f) (2) (A) of the Internal Revenue Code of 1986, as amended (the "Code").

          9.  CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.
          (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 9 (a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

          (b) Subject to the provisions of Section 9 (c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 9 (c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company.

          (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9 (c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest


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

or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9 (c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject the Company's complying with the requirements of Section 9 (c) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9 (c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          10. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representative of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          11. SUCCESSORS. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representative.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

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

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          12. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

IF TO THE EXECUTIVE:   Russell Goldsmith
                       400 North Roxbury Drive
                       Beverly Hills, CA 90210

IF TO THE COMPANY:     City National Bank
                       400 North Roxbury Drive
                       Beverly Hills, CA 90210
                       Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5 (c)

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

(l)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of the Agreement.

          (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, subject to Section 1(a) hereof, prior to the Effective Date, the Executive's employment and/or this Agreement may be terminated by either the Executive or the Company at any time prior to the Effective Date, in which case the Executive shall have no further rights under this Agreement. From and after the Effective Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                                          /s/ RUSSELL GOLDSMITH
                                          ----------------------------
                                          Russell Goldsmith


                                          CITY NATIONAL CORPORATION


                                          By /s/ RICHARD H. SHEEHAN, JR.
                                          ------------------------------
                                          Richard H. Sheehan, Jr.
                                          SVP and General Counsel

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